
<ARTICLE> 5
<LEGEND>
This financial data schedule is included to comply with the requirements of
Item 601 (c) (2) of Regulations S-K and S-B. This schedule contains summary financial information extracted from Form 10-Q for the quarterly period ended
March 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                        $ 34,779
<SECURITIES>                                  $ 18,100
<RECEIVABLES>                                $  55,019
<ALLOWANCES>                                $ (25,214)
<INVENTORY>                                          0
<CURRENT-ASSETS>                             $  92,425<F1>
<PP&E>                                     $ 3,216,857
<DEPRECIATION>                             $ (533,566)
<TOTAL-ASSETS>                             $ 2,914,960
<CURRENT-LIABILITIES>                        $ 100,171<F2>
<BONDS>                                    $ 2,383,280
<COMMON>                                         $ 482
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                       $ 45
<OTHER-SE>                                    $ 34,408
<TOTAL-LIABILITY-AND-EQUITY>               $ 2,914,960
<SALES>                                      $ 173,148
<TOTAL-REVENUES>                             $ 173,148
<CGS>                                                0
<TOTAL-COSTS>                                $ 161,990
<OTHER-EXPENSES>                               $     0
<LOSS-PROVISION>                               $   621
<INTEREST-EXPENSE>                            $ 52,251
<INCOME-PRETAX>                               $ 11,158
<INCOME-TAX>                                   $ 4,415
<INCOME-CONTINUING>                            $ 6,743
<DISCONTINUED>                                       0
<EXTRAORDINARY>                              $ (1,315)
<CHANGES>                                            0
<NET-INCOME>                                   $ 5,428
<EPS-PRIMARY>                                  $   .04
<EPS-DILUTED>                                  $   .10

<F1>Current assets include cash, unrestricted marketable securities, current portion of accounts and notes receivable and prepaid expenses and deposits.
<F2>Cuurent liabilities include the current portion of long-term debt and accounts payable, accrued expenses and other liabilities.

